SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 15, 2002

AVONDALE INCORPORATED

(Exact name of registrant as specified in its charter)

Georgia (State of incorporation)	33-68412 (Commission File Number)	58-0477150 (I.R.S. employer identification no.)

506 South Broad Street Monroe, Georgia (Address of principal executive offices)	30655 (Zip code)

Registrant’s telephone number, including area code: (770) 267-2226

(Former name or former address, if changed since last report)

SIGNATURES
INDEX TO EXHIBITS
PRESS RELEASE

Item 5. OTHER EVENTS.

     On October 15, 2002, Avondale Incorporated, a Georgia-based textile producer, reported results for its fiscal year ended August 30, 2002. Reflecting an extraordinarily difficult period for textile manufacturers in the United States, sales declined for the fiscal year from $772,768,000 in 2001 to $659,735,000 for 2002. Avondale’s net loss in 2002 was ($130,000) compared to profits in 2001 of $1,257,000.

     G. Stephen Felker, Chairman, President and Chief Executive Officer, noted that during the year Avondale closed two plants in North Carolina as part of its strategy to reduce participation in the commodity sales yarn market. Mr. Felker stated that “Were it not for the $7 million restructuring charge associated with these plant closings, earnings for fiscal year 2002 would have been approximately $4.2 million.”

     Capital expenditures during fiscal 2002 were $13 million, while debt was reduced in the year by $60 million with cash from operations and the reduction of inventories.

     Mr. Felker went on to note that “Our facilities are in good shape, efficient and competitive. Investment in infrastructure and systems in recent years has made it possible to achieve overhead and labor cost reductions without undermining our commitment to maintain our properties and customer service levels for long term success.”

     A copy of the press release relating to Avondale Incorporated’s results of operations is attached hereto as Exhibit 99.2

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c)  Exhibits.

99.2	Text of Press Release of Avondale Incorporated, dated October 15, 2002.

1

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 15, 2002	AVONDALE INCORPORATED
	By:	/s/Jack R. Altherr, Jr.

Jack R. Altherr, Jr. Vice Chairman and Chief Financial Officer

2

INDEX TO EXHIBITS

Exhibit Number and Description

99.2	Text of Press Release of Avondale Incorporated, dated October 15, 2002

3